Exhibit 99.2

THE COCA-COLA COMPANY
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

As amended and restated effective April 1, 2006

The Coca-Cola Company Deferred Compensation Plan for Non-Employee Directors (the "Plan") is designed to provide non-employee Directors of The Coca-Cola Company (the "Company") with an opportunity to defer certain compensation as a Director. This Plan replaces the prior Plan as amended and restated as of October 16, 2003 (the "Prior Plan"). All deferrals made pursuant to the Prior Plan shall remain in effect according to their terms, except as may be required by Section 409A of the Internal Revenue Code. All deferrals on or after January 1, 2005 shall conform to the provisions of Section 409A. The Plan shall become effective upon approval by the Board of Directors of the Company.

ARTICLE I
DEFINITIONS

The following words and phrases as used herein shall have the meaning specified below, unless a different meaning is plainly required by the context.

“Account” shall mean an account maintained under the Plan for a Participant in accordance with Article IV.

“Beneficiary” shall mean the person, persons or trust designated in writing by the Participant to receive any benefits from the Plan due to the death of the Participant. If no Beneficiary is designated, the Beneficiary shall be the Participant’s spouse. If no Beneficiary is designated and the Participant has no current spouse, the Beneficiary shall be the Participant’s estate.

“Board” shall mean the Board of Directors of The Coca-Cola Company.

“Cash Fund” shall mean the fund described in Section 4.2.

“Company” shall mean The Coca-Cola Company.

“Compensation Plan” shall mean The Compensation Plan for Non-Employee Directors of The Coca-Cola Company.

“Director” shall mean a duly-appointed or elected member of the Board.

“Interest Equivalents” shall mean deemed interest payable on amounts in the Cash Fund, at an annual rate equivalent to the weighted average prime lending rate of SunTrust Bank, Atlanta for the relevant year or portion thereof.

“Majority-Owned Related Company” shall mean a corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 50% or more of the voting stock or capital at the relevant time.

“Participant” shall mean a Director who is eligible for the Plan in accordance with Article II and/or a former Director for whom an Account is maintained under the Plan.

“Plan” shall mean The Coca-Cola Company Deferred Compensation Plan for Non-Employee Directors.

“Share Units” shall mean hypothetical shares of Stock, as described in Section 4.3.

“Stock” shall mean the common stock of the Company.

ARTICLE II
ELIGIBILITY

2.1	Limitation to Non-Employee Directors. Only Directors who are not employed by the Company or a Majority-Owned Related Company shall be eligible for the Plan.

2.2
Date of Eligibility. Directors who are on the Board as of April 1, 2006 shall be eligible to participate as of April 1, 2006. Thereafter, a new Director shall be eligible as of the date he or she is appointed to the Board.

ARTICLE III
ELIGIBLE COMPENSATION AND ELECTIONS TO DEFER COMPENSATION

3.1
Eligible Compensation. A Participant may elect to defer (i) all or a specified percentage of the annual retainer fee, if any, receivable by such Director for service as a Director of the Company and/or (ii) all or a specified percentage of the performance-based compensation paid under the Compensation Plan. No other compensation or expense reimbursement shall be eligible for deferral.

3.2
Elections to Defer. Participants must elect to defer eligible compensation under the following provisions. Elections shall be in writing on forms provided by the Secretary of the Company. The election shall specify: (i) the applicable percentage to be deferred, (ii) whether the deferrals shall be into the “Cash Fund” or “Share Units” (as described in Article IV), and (iii) the form of payment upon termination of service as a Director.

(a)
Performance-Based Compensation Under the Compensation Plan. If a Participant wishes to defer compensation under the Compensation Plan for the initial year of the Compensation Plan, he or she must elect a percentage to defer, from 1% - 100%, no later than June 30, 2006. This deferral election is irrevocable with respect to all compensation earned for the initial performance period set forth in the Compensation Plan. For all other years, if a Participant wishes to defer compensation under the Compensation Plan for a performance period, he or she must elect a percentage to defer, from 1% - 100%, no later than December 31 prior to the beginning of each performance period under the Compensation Plan. All such elections are irrevocable with respect to the compensation paid for the applicable performance period.

(b)
Annual Retainer Amounts. If a Participant wishes to defer his or her annual retainer amounts (if any), he or she must elect a percentage to defer, from 1% - 100%, no later than December 31 prior to the beginning of the year for which the retainer is paid. This election is irrevocable for all amounts paid for the calendar year.

(c)	New Directors. If a new Director is appointed to the Board and wishes to defer any compensation, an election must be made no later than 30 days from the date he or she is appointed.

(d)
Duration of Elections. If an election is made to defer annual compensation, the election shall continue in effect until the end of the participant’s service as a Director or until the end of the calendar year during which the Director gives the Company written notice of the discontinuance of the election. Such a notice of discontinuance shall operate prospectively from the first day of the calendar year following the giving of notice. An election for annual compensation becomes irrevocable as of December 31 of the year prior to the year the compensation is earned. If an election is made to defer compensation under the Compensation Plan for a performance period, the election shall continue in effect for future performance periods until the end of the Participant’s service as a Director, unless the Participant gives the Company written notice of the discontinuance of the election. The discontinuance shall operate prospectively from the first day of the performance period that begins in the calendar year following the giving of notice. An election for deferral of compensation under the Compensation Plan becomes irrevocable as of the day prior to the date the performance period begins. The prior election shall continue in effect for all performance periods already underway. A Participant may make different elections for different performance periods, as long as the election is made according to the timing set forth in Section 3.2(a).

ARTICLE IV
ACCOUNTS AND PAYMENT

4.1
Establishment of Accounts. The Company shall establish Accounts for each Participant. The Account shall have a sub-Account for amounts deferred to the Cash Fund and a separate sub-Account for Amounts deferred as Share Units.

4.2	Cash Fund. For amounts deferred to the Cash Fund, the Account will be credited:

(a)	at the time such amount would otherwise be payable, with the amount of any compensation the receipt of which the Participant has elected to defer, and

(b)	at the end of each calendar year or initial or terminal portion of a year, with Interest Equivalents, upon the average daily balance in the sub-Account during such year or portion thereof.

4.3	Share Units. For amounts deferred to Share Units, the Account will be credited:

(a)
at the time such amount would otherwise be payable, with the amount of any compensation the receipt of which the Participant has elected to defer. Such amount shall be converted on such date to a number of Share Units equal to the number of shares of Stock which theoretically could have been purchased on such date with such amount, using the average share price on the New York Stock Exchange on such date, or if such date is not a trading day, on the next trading day;

(b)
on each date on which a dividend is paid on the Stock, with the number of Share Units theoretically which could have been purchased with the amount of dividends payable on the number of shares equal to the number of Share Units in the participant's Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as described in (a) above; and

(c)	on the date of any stock split or stock dividend, with the number of Share Units necessary for an equitable adjustment.

4.4
Permitted Payment Events. Payment of Accounts shall not be made except following death, disability, termination of service from the Board, or upon a change in control, as defined in Section 409A. Payments shall not be accelerated, except as permitted by Section 409A of the Internal Revenue Code and the regulations thereunder.

4.5	Form of Payments. All payments under the Plan shall be in cash. A Participant may elect to receive payments in a single lump sum or in a series of annual installments (not to exceed five).

4.6
Timing of Payments and Valuation. Except in the case of death, the value of the Participant’s Account shall be paid on the later of i) January 15 of the year following the year in which service as a Director terminates or six months following the date on which service as a Director terminates. For Participants electing installment payments, the first installment shall be paid on the date indicated above, with each subsequent installment paid one year following this date.

(a)
The Participant’s Account in the Cash Fund shall be paid as follows. If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the participant’s Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the balance in the participant’s Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. Each payment pursuant to this shall include Interest Equivalents, but only on the amount being paid, from the preceding December 31 to the date of payment.

(b)
The balance in a Participant’s Account in Share Units shall be valued in an amount equal to the number of Share Units in the participant’s Account multiplied by the average of the high and low market prices at which a share of common stock shall have been sold on the date of calculation, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange Composite Transactions listing (the “Share Unit Account Balance”). Upon calculation of the Share Unit Account Balance, such amount shall be paid in accordance with subsection (a) above.

4.7	Death. In the event of a Participant’s death, the value of the Participant’s Account shall be paid to the Participant’s Beneficiary 30 days following the date of death. The Accounts shall be valued as described in Section 4.6 above, determined as of the date of death.

ARTICLE V
ADMINISTRATION AND MISCELLANEOUS PROVISIONS

5.1
Administration of the Plan. The Secretary of the Company shall oversee the administration of the Plan. The Secretary has the exclusive responsibility and complete discretionary authority to control the operation and administration of the Plan, with all powers necessary to enable the Secretary to properly carry out such responsibility, including but not limited to the power to construe the terms of the Plan, to determine status, coverage and eligibility for benefits and to resolve all interpretive, equitable, and other questions, including questions of fact, that shall arise in the operation and administration of the Plan. All actions or determinations of the Secretary shall be final, conclusive and binding on all persons.

5.2
Amendment and Termination of the Plan. The Board may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination may retroactively adversely affect any Participant’s right to a benefit which has been earned under the Plan before such date.

5.3
Controlling Law. This Plan shall be subject to the laws of the State of Georgia, and the parties agree all disputes arising from or related to this Plan shall be litigated in the state or federal courts located in Fulton County, Georgia. The parties agree that such courts shall be the exclusive forum for such disputes and hereby submit to the jurisdiction and venue of such courts for the litigation of all such disputes. The parties hereby waive any claims of improper venue or lack of personal or subject matter jurisdiction as to any such disputes.

5.4
Limitation of Responsibility. Neither the establishment of this Plan nor any modification thereof, nor the creation of any Account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or its subsidiaries, or any officer or employee thereof; and in no event shall the terms of any Director’s Board appointment be modified or in any way affected thereby.

5.5
Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. Nothing contained in this Plan, and no actions taken pursuant to the provisions of this Plan shall create or be construed to create a trust or any kind of fiduciary relationship between the Company and any Participant, Beneficiary, or any other person.

5.6
Taxes. Federal, state, FICA/Medicare and all other taxes shall be solely the responsibility of the Participant. The Company will report all payments as required by the Internal Revenue Code or other tax regulations and withhold any applicable taxes where required.

5.7
Nonassignability. The right of a Participant to receive any unpaid portion of the Participant's Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.